                                                                      EXHIBIT 12

                           BAYOU STEEL CORPORATION
                       COMPUTATION OF RATIO OF EBITDA
                   TO NET INTEREST EXPENSE & COMPUTATION
             OF RATIO OF ADJUSTED EBITDA TO NET INTEREST EXPENSE
                         (DOLLAR AMOUNTS IN THOUSANDS)

                           1993     1992     1991     1990      1989     1988     1987
                          -------  -------  -------  -------  --------  -------  -------
Net Income (Loss)         ($6,154) ($1,352) ($4,571)    $243    $8,056  $23,331   $3,188
Add: Provision (Benefit)
  for Income Taxes             --       --       --     (116)      281      237       --
                          -------  -------  -------  -------  --------  -------  -------
                          ($6,154) ($1,352) ($4,571)    $127    $8,337  $23,568   $3,188
Add:
 Interest Expense         ($8,261) ($8,977) ($8,821) ($9,514) ($11,131) ($9,639) ($9,445)
 Interest Income             $193     $486     $638   $1,850    $1,540     $649      $61
 Depreciation             ($4,158) ($3,977) ($3,472) ($3,646)  ($3,260) ($3,107) ($2,374)
 Amortization               ($458)   ($332)   ($331)   ($330)    ($360)   ($406)   ($402)
                          -------  -------  -------  -------  --------  -------  -------
Earnings Before Inter-
 est, Taxes, Depreciation
  & Amortization
      (EBITDA)             $6,530  $11,448   $7,415  $11,767   $21,548  $36,071  $15,348

                          =======  =======  =======  =======  ========  =======  =======
Adjustments to EBITDA
 A. Strike                 $3,749       --       --       --        --       --       --
 B. Rust                       --    ($401)  $1,088     $985        --       --       --
 C. Extraordinary Gain &
     Cumulative Effect of
      Accounting Change     ($585)      --       --   $1,572      --       --       --
                          -------  -------  -------  -------  --------  -------  -------
Total Adjustments          $3,164    ($401)  $1,088   $2,557        $0       $0       $0

Adjusted EBITDA           $ 9,694  $11,047   $8,503  $14,324   $21,548  $36,071  $15,348
                          =======  =======  =======  =======  ========  =======  =======
Net Interest Expense
 Interest Expense         ($8,261) ($8,977) ($8,821) ($9,514) ($11,131) ($9,639) ($9,445)
 Capitalized Interest       ($115)   ($107)   ($264)   ($173)    ($468)   ($206)      $0
 Interest Income             $193     $486     $638   $1,850    $1,540     $649      $61
                          -------  -------  -------  -------  --------  -------  -------
Net Interest Expense      ($8,183) ($8,598) ($8,447) ($7,837) ($10,059) ($9,196) ($9,384)
                          =======  =======  =======  =======  ========  =======  =======
Ratio of Adjusted EBITDA
 to Net Interest Expense     1.18     1.28     1.01     1.83      2.14     3.92     1.64
                          =======  =======  =======  =======  ========  =======  =======
Pro Forma Net Interest
 Expense                  ($8,163)
                          =======
Ratio of Adjusted EBITDA
 to Net Interest Expense     1.19
                          =======
Ratio of EBITDA to Net
Interest Expense             0.80     1.33     0.88     1.50      2.14     3.92     1.64
                          =======  =======  =======  =======  ========  =======  =======
Ratio of EBITDA to Pro
Forma Net Interest
Expense                      0.80
                          =======

                            BAYOU STEEL CORPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                         (DOLLAR AMOUNTS IN THOUSANDS)

                          1993     1992     1991      1990      1989      1988     1987
                         -------  -------  -------  --------  --------  --------  -------
Income (loss) from con-
 tinuing operations be-
 fore provision for in-
 come taxes per state-
 ment of income (loss)   ($6,739) ($1,352) ($4,571)   $1,699    $8,337   $23,568   $3,188

Add: Fixed Charges
 Interest Expense        ($8,261) ($8,977) ($8,821)  ($9,514) ($11,131)  ($9,639) ($9,445)
 Amortization              ($458)   ($332)   ($331)    ($330)    ($360)    ($406)   ($402)
                         -------  -------  -------  --------  --------  --------  -------
Earnings as adjusted      $1,980   $7,957   $4,581   $11,543   $19,828   $33,613  $13,035
                         =======  =======  =======  ========  ========  ========  =======
Fixed Charges
 Interest Expense        ($8,261) ($8,977) ($8,821)  ($9,514) ($11,131)  ($9,639) ($9,445)
 Capitalized Interest      ($115)   ($107)   ($264)    ($173)    ($468)    ($206)      $0
 Interest Income           ($458)   ($332)   ($331)    ($330)    ($360)    ($406)   ($402)
                         -------  -------  -------  --------  --------  --------  -------
Total Fixed Charges      ($8,834) ($9,416) ($9,416) ($10,017) ($11,959) ($10,251) ($9,847)
                         =======  =======  =======  ========  ========  ========  =======
Ratio of Earnings to
 Fixed Charges              0.22     0.85     0.49      1.15      1.66      3.28     1.32
                         =======  =======  =======  ========  ========  ========  =======

Deficiency               ($6,854) ($1,459) ($4,835)    N/A       N/A       N/A      N/A
                         =======  =======  =======  ========  ========  ========  =======